Exhibit 1.01

Nortek, Inc.
Conflict Minerals Report
For the Reporting Period Ended December 31, 2015

This Conflict Minerals Report for the calendar-year reporting period beginning January 1, 2015 and ending December 31, 2015 (the “reporting period”) has been prepared and filed with the Securities and Exchange Commission (“SEC” or “Commission”) under cover of Form SD by Nortek, Inc. (together with all consolidated subsidiaries, “Nortek,” “Company,” “we” or “us”) to comply with Section 13(p) of the Securities Exchange Act of 1934, as amended (“Exchange Act Section 13(p)”) and the SEC’s implementing rule and form adopted thereunder, Rule 13p-1 (17 CFR 240.13p-1) and Form SD (17 CFR 249b.400). The term “conflict minerals” is defined by Section 13(p), Rule 13p-1 and Item 1.01(d)(3) of Form SD to mean tin, tantalum, tungsten and gold, commonly referred to as the “3TG,” without regard to their country or countries of origin.

As certain of the Company’s businesses manufactured, or contracted with third parties to manufacture, products during the reporting period that contain conflict minerals that are necessary to the functionality or production of these products (“necessary conflict minerals”), we have prepared and filed, with the SEC, this particular Conflict Minerals Report (“CMR” or “Report”) and accompanying Form SD. We have also posted both our Form SD and CMR on our Company’s website at www.nortek.com under “Corporate Governance” on the “Investors” portion of our website. After conducting our good-faith, reasonable country of origin inquiry (“RCOI”) for the reporting period, we were unable to rule out the possibility that some of our necessary conflict minerals originated or may have originated in the Democratic Republic of the Congo or an adjoining country (together, “Covered Countries”), and/or may not be derived solely from recycled or scrap sources. Accordingly, we performed due diligence pursuant to a process designed to conform to the framework set forth in the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chain of Minerals from Conflict-Affected and High- Risk Areas: Second Edition: 2013, including the supplements thereto for gold, tin, tantalum and tungsten (together, “OECD Due Diligence Guidance”).

Company Overview and Description of Nortek Products Covered by this CMR

We are a global, diversified company whose many market-leading brands deliver broad capabilities and a wide array of innovative, technology-driven products and solutions for lifestyle improvement at home and at work. A description of our reporting segments and their products is set forth below.

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Air Quality & Home Solutions (“AQH”) segment primarily manufactures and distributes room and whole house ventilation products for the professional remodeling and replacement markets, residential new construction market, and do-it-yourself market. The principal products of the segment are kitchen range hoods, exhaust fans (such as bath fans and fan, heater and light combination units), indoor air quality products (such as air exchangers and heat or energy recovery ventilators) and central vacuum systems. The following products contain, or may contain, necessary conflict minerals: range hoods, bath and ventilation fans, trash compactors, air exchangers, intercoms, central vacuum cleaners and ceiling fans.

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Security & Control Solutions (“SCS”) segment manufactures and distributes a broad array of products designed to provide convenience and security primarily for residential applications. The principal product categories in this segment include security, automation, health and wellness and access control equipment and systems. The following products contain, or may contain, necessary conflict minerals: gate and garage door openers, radio controls, residential and commercial access controls, intercoms, personal emergency transmitters and thermostat control panels.

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Ergonomic & Productivity Solutions (“ERG”) segment manufactures and distributes a broad array of innovative products that are designed to improve ergonomic and productivity for users of computers and digital displays. Products in this segment include computer workstations with ergonomic features including wall mounts, carts, arms, desk mounts, desks, and stands that attach to or support a variety of display devices such as notebook computers, computer monitors, and flat panel displays. The following products contain, or may contain, necessary conflict minerals: charging carts and medical carts.

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Residential & Commercial HVAC (“RCH”) segment principally manufactures and sells split-system and packaged air conditioners and heat pumps, furnaces, air handlers and parts for the residential replacement and new construction markets. In addition, this segment produces unit heaters, radiant heaters and rooftop HVAC products primarily for industrial and commercial applications. The following products contain, or may contain, necessary conflict minerals: radiant heaters, destratification fans, packaged air conditioners, air handlers and duct furnaces.

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Custom & Commercial Air Solutions (“CAS”) segment designs, manufactures and sells custom HVAC products and systems, primarily in North America, for commercial and industrial applications for markets that include healthcare and educational facilities, offices and retail, manufacturing facilities, clean rooms, data centers, and government buildings. The principal products sold by this segment are custom air handlers, energy recovery systems, integrated operating room systems, and large rooftop cooling and heating products. The following products contain, or may contain, necessary conflict minerals: commercial air handlers, data room cooling units, CLEANSUITE® air filtration system, fan retrofits, and packaged rooftop HVAC units.

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Audio, Video & Control Solutions (“AVC”) segments manufacture and market a broad array of products and solutions primarily for the residential audio, video automation and control, as well as for commercial power management, control and signal management markets. The principal product categories in these segments are smart home control and automation equipment, residential distributed audio and video equipment (including amplifiers, architectural speakers and power conditioners, among other products), and commercial power sequencing and video signal distribution and management solutions. The following products contain, or may contain, necessary conflict minerals: audio adapters, speakers, and residential and commercial control products.

Through these segments, we manufacture and sell primarily in the United States, Canada, and Europe, with additional manufacturing in China and Mexico, a wide variety of products principally for the remodeling and replacement markets, the residential and commercial new construction markets, and the personal and enterprise computer markets. Some of these products, which in some cases include other products (including component parts) that are manufactured by unaffiliated third-party suppliers we contract with, contain necessary conflict minerals (“Covered Products”), as discussed further below. These materials and components include, among others, steel, copper, aluminum, electronics, motors, plastics, compressors, printed circuit boards, electrical components, microprocessors, batteries, and paint, as well as standard nuts, bolts and fasteners, all of which we purchase from third parties and some of which may contain one or more necessary conflict minerals.

The manufacture of products during any specified time period likely includes raw materials and component parts sourced before, as well as during, the reporting period. In particular, some necessary 3TGs used during the current reporting period may have been smelted, refined and/or manufactured by a supplier (pursuant to a contract with us to manufacture) prior to January 1, 2015. The reasonable country of origin (“RCOI”) and supply chain due diligence we conducted for this reporting cycle similarly did not exclude such materials. Our due diligence and, as a consequence, this CMR, also may include products and/or components containing necessary conflict minerals whose manufacture (and/or smelting/refining in the case of unprocessed materials) may have occurred prior to January 1, 2015 (the beginning of the reporting period), even though the statutory and SEC conflict minerals disclosure requirements require only that we report on such products whose manufacture was completed in 2015.

Nortek’s Supply Chain

We are dependent upon raw materials and components, and in some cases finished products, purchased from other manufacturers or suppliers. As a result of the broad array of products and components/materials manufactured by third parties per our specifications for inclusion in our products, as explained above, we have a large supply base, with many suppliers unique to each of our individual business segment’s requirements. Due to the complex nature of our business, our segments may manufacture in-house or contract with third parties to manufacture specific components that we then incorporate into our end products. Due to our size, the complexity of our products, and the depth and breadth of our supply chain, it has proven difficult to identify the smelters/refiners of the numerous levels of suppliers to our immediate, direct suppliers. For the same reasons, our communications with entities in our supply chain have been limited to our direct suppliers, on which we rely on for information regarding themselves and their upstream suppliers. As a downstream purchaser of conflict minerals and/or products (including components) containing such conflict minerals, we are many steps removed from the smelters or refiners (“SOR”) that originally processed the ores or other materials containing the necessary 3TGs ultimately included in our final products.

In light of the foregoing, all references made in this CMR -- and the accompanying Form SD -- to our communications with, and/or receipt of information from, our “suppliers” are intended to refer solely to our direct, or first-tier, suppliers.

1.    RCOI

To conduct our RCOI and obtain sourcing information from our suppliers, we used the Conflict-Free Sourcing Initiative's ("CFSI") Conflict Minerals Reporting Template (“CMRT”) to collect information on the necessary conflict minerals. We requested this information from 615 suppliers that we believed may have used the necessary conflict minerals contained in our products, including components thereof, to determine whether any of these minerals originated in the DRC or an adjoining country or were from recycled or scrap sources. We received responses from 55% of the surveyed suppliers. Based on these survey responses, Nortek determined that it had reason to believe that some of the necessary conflict minerals contained in our products (including components) may have originated in the DRC or another Covered Country, or may not have been derived solely from recycled or scrap sources. Accordingly, we proceeded to perform the OECD-prescribed due diligence as described further below.

2.    Due Diligence (DD) Process

Design of Our Due Diligence Framework

We have designed our due diligence framework - which we refer to in this Report as Nortek’s Conflict Minerals Strategic Framework - to conform to the criteria set forth in the “OECD Due Diligence Guidance”, as applicable to downstream companies. Summarized below are the design components of our conflicts mineral program in effect for calendar-year 2015, as it relates to the five-step framework reflected in the OECD Due Diligence Guidance:

Establish strong company management systems:

•	Our Conflict Mineral Policy (“CM Policy”), is publicly available on our website at www.nortek.com under “Corporate Governance” on the “Investors” portion of our website.

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Operate an internal Conflict Minerals Steering Committee, consisting of executive-level representatives, which reports directly to the Company’s Chief Executive Officer (“Steering Committee”), as well as a select team of Nortek employees from procurement, legal, and finance. This select team is tasked to ensure that there is a clear understanding on the part of all responsible personnel with respect to the background and policy underpinnings of the statutory and SEC conflict minerals disclosure requirements, provide that personnel with an understanding of these requirements, and set the foundation to enable us to manage the complexities of compliance with these requirements on an ongoing basis.

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Use the CFSI CMRT, which was developed under the OECD Due Diligence Guidance, to request from selected suppliers relevant source information (i.e., 3TG content, country of origin, and SOR facilities) regarding products (including components) or materials manufactured and/or purchased by Nortek that may contain necessary conflict minerals.

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Conducted internal training through the implementation of a Conflict Mineral Playbook, which provides an overview of the regulations and our Conflict Mineral Strategic Framework, and establishes roles and responsibilities for compliance to ensure accountability.

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Incorporate requirements related to conflict minerals compliance in our standard supplier agreement to ensure that our suppliers (and sub-tier suppliers) comply with our Conflict Minerals Strategic Framework requirements and participate in the annual survey process.

•	Maintain appropriate records pertaining to design and implementation of our Conflict Minerals Strategic Framework in accordance with our corporate records retention policy.

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As referenced in our Supply Partners’ Code of Conduct which is publicly available on our website at www.nortek.com under “Corporate Governance” on the “Investors” portion of our website, we provide suppliers access to the established grievance mechanism at: ethics@nortek.com or our hotline at 888-475-6620. Our employees may report concerns directly to nortek.silentwhistle.com.

Identify & Assess Risk in the Supply Chain

•	Conduct a supply chain survey of those suppliers identified in the 2015 Supplier Population (as this term is defined in Section 2, below) using the CMRT.

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Follow up with suppliers that did not respond to the survey request to obtain sourcing and smelter information for Nortek’s products, as part of our risk management plan. As noted below, we also have developed guidelines for making further inquiries of individual first-tier suppliers when we receive survey responses that are either incomplete or raise “red flags.”

•	Compare SORs identified in supplier responses against the list of facilities that are participating in the CFSI’s Conflict Free Smelter Program (“CFSP”).

Design & Implement a Strategy to Respond to Risks

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Implement the risk mitigation process defined in our Conflict Minerals Strategic Framework to identify and follow up with suppliers that are not meeting the CM Policy, as discussed further below in Section 3 of this CMR.

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Provide metrics to the Steering Committee summarizing our program’s progress on a monthly basis. Meet with the Steering Committee throughout the year or on an as-needed basis to provide information on risk mitigation efforts as well as other program highlights.

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Negotiate new supply agreements or contracts up for renewal with our known 3TG suppliers to ensure alignment with our CM Policy. In addition, direct material contracts up for renewal or amendment are modified to include the requirements pertaining to the statutory and SEC conflict minerals disclosure requirements.

Independent Third-Party Audit of Smelter/Refiner’s Due Diligence Practices

•	Rely on the publicly-available results of the CFSI’s CFSP third-party audits to validate the responsible sourcing practices of processing facilities in our supply chain.

Report on Supply Chain Due Diligence

•	Post our CM Policy on our company website at www.nortek.com under “Corporate Governance” on the “Investors” portion of our website.

•	Publicly report on Nortek’s due diligence efforts in the annual SEC filing of our Form SD and CMR. Post the Form SD and Conflict Minerals Report on our website.

3. Due Diligence Measures Performed in 2015

For this third year of compliance with the conflict minerals disclosure requirements set forth in Exchange Act Section 13(p), and SEC Rule 13p-1 and Form SD thereunder, we expanded our supplier population from 111 suppliers (the “2014 Supplier Population”) to 615 suppliers (the “2015 Supplier Population”). The following measures were performed during the reporting period to satisfy both our RCOI and due diligence obligations relating to the source and chain of custody of the necessary conflict minerals contained in our products, in an effort to determine whether they may have originated from the Covered Countries and/or came (or did not come) from recycled or scrap sources:

•	Surveyed 615 suppliers within our supply chain, as noted above, which we defined as Nortek’s “2015 Supplier Population” for survey purposes.

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Compared supplier responses against certain “red flags” and other criteria we developed internally in order to identify areas of risk of noncompliance with Nortek’s Conflict Minerals Strategic Framework. These criteria allowed us to determine incomplete responses as well as inconsistencies within the data reported in the supplier declarations that raised red flags and required further inquiry.

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Followed up with the suppliers who either did not respond to our survey request or, based upon the results identified in our review, provided incomplete or inconsistent information, to seek additional clarifying information to compare against Nortek’s Conflict Minerals Strategic Framework.

•	Compared smelters and refiners identified in the supplier survey responses against the lists of facilities that have received a “Compliant” or “Active” designation from the CFSP.

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Negotiated new supply agreements or contracts up for renewal with our known 3TG suppliers to ensure alignment with our CM Policy. In addition, direct material contracts up for renewal or amendment were modified to include the requirements relating to compliance with Exchange Act Section 13(p), SEC Rule 13p-1 and Form SD. The conflict minerals provisions/requirements are imposed on all direct material suppliers regardless of whether we believe their products/components contain 3TGs.

•	Monitored and tracked suppliers that actually or partially did not meet the requirements set forth in our CM Policy and/or reporting requirements.

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Continued to utilize our specific conflict minerals supplier training package that provides our suppliers with an overview of Nortek’s Conflict Mineral Strategic Framework and outlines the commitments they must make, and the requirements and expectations they must satisfy, to help us meet our due diligence and related disclosure obligations under Exchange Act Section 13(p), and SEC Rule 13p-1 and Form SD.

Supply Chain Survey Responses

We received some level of response from 55% (342 responses) of the Supplier Population surveyed for calendar year 2015, which represents a decrease of 28% from the prior year’s response rate of 75%. However, we believe that this drop is largely due to the fact that we surveyed 494 more suppliers in 2015 than in the prior year. With that increase in the supplier survey sample, we surveyed smaller suppliers and/or suppliers outside the United States who are not subject to the U.S. conflict minerals disclosure requirements and obligations. Of the total pool surveyed, there were 262 suppliers who did not respond at all, even after multiple email reminders from us that their survey response was required. We followed up with a majority of those suppliers who did respond if we believed that they may have provided a specific response in error, requesting that they provide revised responses. If these suppliers had additional information or were able to correct discrepancies, they provided us with updated information.

Based on our suppliers’ responses to our survey, as confirmed during our follow-up inquiries as described above, we have reason to believe that some of the necessary conflict minerals used in our products may have originated in one or more of the Covered Countries and otherwise may not have been derived solely from recycled or scrap sources, but we have not identified any instances in which our sourcing of necessary conflict minerals directly or indirectly financed or benefitted armed groups in any of these countries.

Some of the necessary conflict minerals contained in our Covered Products could be traced to various smelters and refineries designated as “Compliant” or “Active” by a well-respected industry group, CFSI, whose lists were compiled on the basis of the application of a third-party supply chain audit process developed under the auspices of the OECD Due Diligence Guidance, CFSP. These lists are maintained and published on the CFSI website (at http://www.conflictfreesourcing.org/conflict-free-smelter-refiner-lists/), with oversight by the CFSI.

The table below provides a summary of the smelters/refiners disclosed by our suppliers that we were able to determine were included in the CFSI’s CFSP lists as of March 18, 2016. We are identifying the individual processing facilities included in these CFSP lists in the tables at the end of this CMR (in Appendix I).

Supplier Survey Smelter/Refiner Results:

Metal	Identified by Suppliers	Listed by CFSI as “Compliant”*	Listed by CFSI as Active*+
Tin	76	54	8
Tantalum	45	45	0
Tungsten	43	28	12
Gold	120	79	9

*
The Compliant and Active Smelters and Refiners as identified per the lists posted on the CFSI website, at http://www.conflictfreesourcing.org/conflict-free-smelter-refiner-lists/, as of March 18, 2016.

+
Active Smelters & Refiners that have committed to undergo a CFSP audit. Smelters and refiners are identified as Active in the Conflict-Free Smelter Program once they submit signed an Agreement for the Exchange of Confidential Information (AECI) and an Auditee Agreement. This is the first step of the audit process.

The data regarding smelters and refiners provided in the foregoing table, as noted, is based solely on those facilities identified by our suppliers that were included in the CFSI CFSP lists as of March 18, 2016.

4.     Risk Mitigation - Efforts to Improve Due Diligence for 2016 and Beyond

We intend to continue taking the following steps in 2016 (and beyond, as necessary or appropriate) to improve upon and enhance the due diligence conducted for 2015, to further mitigate any risk that the necessary conflict minerals in our Covered Products could benefit armed groups in the Covered Countries:

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Continue to include a conflict mineral flow-down requirement in all new or renewed supplier agreements, which requires our suppliers to maintain a written Conflict Minerals policy that is consistent with Nortek’s Conflict Minerals Policy (which shall include appropriate provisions requiring sub-suppliers to comply with Supplier’s Conflict Minerals policy) and develop appropriate internal procedures regarding compliance with Exchange Act Section 13(p), Rule 13p-1 and Form SD and Supplier’s Conflict Minerals policy.

•	Continue to expand our supplier population surveyed to increase our response rate and gather more smelter and refinery data.

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With respect to the OECD Due Diligence Guidance requirement to strengthen engagement with suppliers, we will continue to utilize our specific conflict minerals supplier training package that provides our suppliers with an overview of our Conflict Mineral Strategic Framework, and to outline the commitments they must make and the requirements and expectations they must satisfy, to help us meet our due diligence and related disclosure obligations under the conflict minerals disclosure provisions of Exchange Act Section 13(p), Rule 13p-1 and Form SD.

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In 2016, we have contracted with a third party provider who will assist us in surveying Nortek suppliers. While we disclosed in our 2014 CMR our plan to implement a supplier portal to assist us with supplier conflict mineral information collection (as well as to capture other supplier information) in 2015, we were unable to implement this as a workable solution and therefore chose another third party provider to assist us with satisfying our conflict minerals compliance obligations. The new provider will deliver a conflict mineral software solution and support services (“Turnkey Provider”). The Turnkey Provider will be responsible for surveying Nortek suppliers, collecting their conflict mineral declarations and providing red flag analysis to responsible Company personnel. In addition, it will provide us with real-time dashboard reporting, additional training resources and documentation to support an independent third party audit (when that requirement of the statute becomes applicable). This addition will allow us to increase the coverage of our supplier population and result in a more efficient collection of data.

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We plan to become a member of one or more of the well-known private-sector conflict-free initiatives, to help us further define and incorporate best practices into our conflict minerals compliance program.

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As part of our Conflict Mineral Strategic Framework, we will continue to follow our “potential escalation procedures” framework to determine, based on severity of action (i.e., no response, incomplete response, poor due diligence, etc.), what escalation procedure is required with respect to a particular supplier. Escalation procedures range from emails to supplier points of contact to reduction in spend and selecting an alternative source, depending on the type/severity of the problem(s) detected and priority-level of supplier (depending for example, on the amount of products purchased, etc.).

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Continue to enhance scoping analysis to further refine the suppliers’ survey by performing product level scoping within each of the Company’s six business segments. This continuous effort will allow us to identify more effectively the products that fall within the scope of reporting, and to further refine the list of suppliers to include in the RCOI survey activities.

Forward-Looking Disclosure

This Conflict Minerals Report contains forward-looking statements regarding our business, products and conflict minerals compliance efforts, including steps we intend to take to mitigate the risk that conflict minerals in our products may directly or indirectly finance or benefit “armed groups” (as defined in Item 1.01(d)(2) of Form SD), and our industry’s conflict minerals efforts. Words such as “expects,” “anticipates,” “intends,” “believes” and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this CMR. Additionally, statements concerning future matters that are not historical are forward-looking statements.

APPENDIX I

Most of our supplier responses described their relevant supply chains at a company-level, and therefore are not product-specific. As such, our list of processing facilities disclosed in this CMR may contain more facilities than those that actually processed the necessary conflict minerals contained in our Covered Products.

We requested country of origin information (if known) from each of our suppliers included in our 2015 survey, most of which do not source directly from processing facilities, for the purposes of determining the source and chain of custody of the necessary conflict minerals in our supply chain.

At this time, we are listing only those processing facilities in the tables to follow that have been included in publicly available lists prepared by the CFSI under the auspices of its CFSP (“CFSI-Listed Facilities”). Although some suppliers in our 2015 Supplier Population who responded to our survey identified what they designated as smelters or refiners, these facilities did not appear among the CFSI Listed Facilities, and we were otherwise unable to confirm independently that these entities in fact were operating conflict minerals processing facilities during calendar year 2015. Accordingly, there is no reasonable basis in our view for concluding that these additional entities are “known” within the meaning of the SEC’s conflict minerals disclosure requirements, and therefore subject to identification in this Report. For the same reasons, we believe that identification of these entities as smelters or refiners of necessary conflict minerals contained in our products (including components) would be materially misleading to investors.

With respect to the table below, those rows identified with an asterisk (“*”) reflect Compliant Smelters and Refiners identified on the CFSI website as of March 18, 2016, respectively, while the rows identified with a plus (“+”) below reflect smelters and refiners which have committed to undergo an audit sponsored by CFSI, and are listed by CFSI as “Active”.

Metal	Smelter Name	Smelter Country	Smelter Identification
Gold	Advanced Chemical Company +	UNITED STATES	CID000015
Gold	Aida Chemical Industries Co., Ltd. *	JAPAN	CID000019
Gold	Aktyubinsk Copper Company TOO	KAZAKHSTAN	CID000028
Gold	Allgemeine Gold-und Silberscheideanstalt A.G. *	GERMANY	CID000035
Gold	Almalyk Mining and Metallurgical Complex (AMMC) +	UZBEKISTAN	CID000041
Gold	AngloGold Ashanti Córrego do Sítio Mineração *	BRAZIL	CID000058
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	CID001947
Gold	Argor-Heraeus SA *	SWITZERLAND	CID000077
Gold	Asahi Pretec Corporation *	JAPAN	CID000082
Gold	Asahi Refining Canada Limited *	CANADA	CID000924
Gold	Asahi Refining USA Inc. *	UNITED STATES	CID000920
Gold	Asaka Riken Co., Ltd. *	JAPAN	CID000090
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S. *	TURKEY	CID000103
Gold	Aurubis AG *	GERMANY	CID000113
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines) *	PHILIPPINES	CID000128
Gold	Bauer Walser AG	GERMANY	CID000141
Gold	Boliden AB *	SWEDEN	CID000157
Gold	C. Hafner GmbH + Co. KG *	GERMANY	CID000176
Gold	Caridad	MEXICO	CID000180
Gold	CCR Refinery – Glencore Canada Corporation *	CANADA	CID000185
Gold	Cendres + Métaux SA +	SWITZERLAND	CID000189
Gold	Chimet S.p.A. *	ITALY	CID000233
Gold	Chugai Mining	JAPAN	CID000264
Gold	Daejin Indus Co., Ltd. +	KOREA, REPUBLIC OF	CID000328
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	CID000343
Gold	Doduco *	GERMANY	CID000362
Gold	Do Sung Corporation +	KOREA, REPUBLIC OF	CID000359
Gold	Dowa *	JAPAN	CID000401

Gold	Eco-System Recycling Co., Ltd. *	JAPAN	CID000425
Gold	Elemetal Refining, LLC *	UNITED STATES	CID001323
Gold	Faggi Enrico S.p.A. +	ITALY	CID002355
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	CID002515
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA	CID000522
Gold	Geib Refining Corporation	UNITED STATES	CID002459
Gold	Guangdong Jinding Gold Limited	CHINA	CID002312
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	CID000651
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	CID000671
Gold	Heimerle + Meule GmbH *	GERMANY	CID000694
Gold	Heraeus Ltd. Hong Kong *	CHINA	CID000707
Gold	Heraeus Precious Metals GmbH & Co. KG *	GERMANY	CID000711
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000767
Gold	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF	CID000778
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA	CID000801
Gold	Ishifuku Metal Industry Co., Ltd. *	JAPAN	CID000807
Gold	Istanbul Gold Refinery *	TURKEY	CID000814
Gold	Japan Mint *	JAPAN	CID000823
Gold	Jiangxi Copper Company Limited *	CHINA	CID000855
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant *	RUSSIAN FEDERATION	CID000927
Gold	JSC Uralelectromed *	RUSSIAN FEDERATION	CID000929
Gold	JX Nippon Mining & Metals Co., Ltd. *	JAPAN	CID000937
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	CID000956
Gold	Kazzinc *	KAZAKHSTAN	CID000957
Gold	Kennecott Utah Copper LLC *	UNITED STATES	CID000969
Gold	Kojima Chemicals Co., Ltd. *	JAPAN	CID000981
Gold	Korea Metal Co., Ltd.	KOREA, REPUBLIC OF	CID000988
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029
Gold	L' azurde Company For Jewelry *	SAUDI ARABIA	CID001032
Gold	Lingbao Gold Company Limited	CHINA	CID001056
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	CID001058
Gold	LS-NIKKO Copper Inc. *	KOREA, REPUBLIC OF	CID001078
Gold	Luoyang ZIJIN YINHUI Gold Smelting Co. Ltd.	CHINA	CID001093
Gold	Materion *	UNITED STATES	CID001113
Gold	Matsuda Sangyo Co., Ltd. *	JAPAN	CID001119
Gold	Metalor Technologies (Hong Kong) Ltd. *	CHINA	CID001149
Gold	Metalor Technologies (Singapore) Pte., Ltd. *	SINGAPORE	CID001152
Gold	Metalor Technologies (Suzhou) Ltd. +	CHINA	CID001147
Gold	Metalor Technologies SA *	SWITZERLAND	CID001153
Gold	Metalor USA Refining Corporation *	UNITED STATES	CID001157
Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V *	MEXICO	CID001161
Gold	Mitsubishi Materials Corporation *	JAPAN	CID001188
Gold	Mitsui & Co. Precious Metals Inc *	CHINA	CID001193
Gold	MMTC-PAMP India Pvt., Ltd. *	INDIA	CID002509
Gold	Morris and Watson	NEW ZEALAND	CID002282
Gold	Moscow Special Alloys Processing Plant *	RUSSIAN FEDERATION	CID001204
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş. *	TURKEY	CID001220
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236
Gold	Nihon Material Co., Ltd. *	JAPAN	CID001259
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH *	AUSTRIA	CID002779

Gold	Elemetal Refining, LLC	UNITED STATES	CID001322
Gold	Ohura Precious Metal Industry Co., Ltd. *	JAPAN	CID001325
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet) *	RUSSIAN FEDERATION	CID001326
Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION	CID001328
Gold	OJSC Novosibirsk Refinery *	RUSSIAN FEDERATION	CID000493
Gold	PAMP SA *	SWITZERLAND	CID001352
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	CID001362
Gold	Prioksky Plant of Non-Ferrous Metals *	RUSSIAN FEDERATION	CID001386
Gold	PT Aneka Tambang (Persero) Tbk *	INDONESIA	CID001397
Gold	PX Précinox SA *	SWITZERLAND	CID001498
Gold	Rand Refinery (Pty) Ltd. *	SOUTH AFRICA	CID001512
Gold	Republic Metals Corporation *	UNITED STATES	CID002510
Gold	Royal Canadian Mint *	CANADA	CID001534
Gold	Sabin Metal Corp.	UNITED STATES	CID001546
Gold	Samduck Precious Metals +	KOREA, REPUBLIC OF	CID001555
Gold	SAMWON Metals Corp.	KOREA, REPUBLIC OF	CID001562
Gold	Schone Edelmetaal B.V. *	NETHERLANDS	CID001573
Gold	SEMPSA Joyería Platería SA *	SPAIN	CID001585
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	CID001619
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd. *	CHINA	CID001622
Gold	Sichuan Tianze Precious Metals Co., Ltd. *	CHINA	CID001736
Gold	Singway Technology Co., Ltd. *	TAIWAN	CID002516
Gold	So Accurate Group, Inc.	UNITED STATES	CID001754
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals *	RUSSIAN FEDERATION	CID001756
Gold	Solar Applied Materials Technology Corp. *	TAIWAN	CID001761
Gold	Sumitomo Metal Mining Co., Ltd. *	JAPAN	CID001798
Gold	Tanaka Kikinzoku Kogyo K.K. *	JAPAN	CID001875
Gold	The Great Wall Gold and Silver Refinery of China	CHINA	CID001909
Gold	The Refinery of Shandong Gold Mining Co., Ltd. *	CHINA	CID001916
Gold	Tokuriki Honten Co., Ltd. *	JAPAN	CID001938
Gold	Torecom +	KOREA, REPUBLIC OF	CID001955
Gold	Umicore Brasil Ltda. *	BRAZIL	CID001977
Gold	Umicore Precious Metals Thailand *	THAILAND	CID002314
Gold	Umicore SA Business Unit Precious Metals Refining *	BELGIUM	CID001980
Gold	United Precious Metal Refining, Inc. *	UNITED STATES	CID001993
Gold	Valcambi SA *	SWITZERLAND	CID002003
Gold	Western Australian Mint trading as The Perth Mint *	AUSTRALIA	CID002030
Gold	Yamamoto Precious Metal Co., Ltd. *	JAPAN	CID002100
Gold	Yokohama Metal Co., Ltd. *	JAPAN	CID002129
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	CID000197
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation *	CHINA	CID002224
Gold	Zijin Mining Group Co., Ltd. Gold Refinery *	CHINA	CID002243
Tantalum	Changsha South Tantalum Niobium Co., Ltd. *	CHINA	CID000211
Tantalum	Conghua Tantalum & Niobium Smeltery *	CHINA	CID000291
Tantalum	D Block Metals, LLC *	UNITED STATES	CID002504
Tantalum	Duoluoshan *	CHINA	CID000410
Tantalum	Exotech Inc. *	UNITED STATES	CID000456
Tantalum	F&X Electro-Materials Ltd. *	CHINA	CID000460
Tantalum	FIR Metals & Resource Ltd. *	CHINA	CID002505

Tantalum	Global Advanced Metals Aizu *	JAPAN	CID002558
Tantalum	Global Advanced Metals Boyertown *	UNITED STATES	CID002557
Tantalum	Guangdong Zhiyuan New Material Co., Ltd. *	CHINA	CID000616
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch *	CHINA	CID002501
Tantalum	H.C. Starck Co., Ltd. *	THAILAND	CID002544
Tantalum	H.C. Starck GmbH Goslar *	GERMANY	CID002545
Tantalum	H.C. Starck GmbH Laufenburg *	GERMANY	CID002546
Tantalum	H.C. Starck Hermsdorf GmbH *	GERMANY	CID002547
Tantalum	H.C. Starck Inc. *	UNITED STATES	CID002548
Tantalum	H.C. Starck Ltd. *	JAPAN	CID002549
Tantalum	H.C. Starck Smelting GmbH & Co.KG *	GERMANY	CID002550
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd. *	CHINA	CID002492
Tantalum	Hi-Temp Specialty Metals, Inc. *	UNITED STATES	CID000731
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd. *	CHINA	CID002512
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd. *	CHINA	CID000914
Tantalum	Jiujiang Tanbre Co., Ltd. *	CHINA	CID000917
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd. *	CHINA	CID002506
Tantalum	KEMET Blue Metals *	MEXICO	CID002539
Tantalum	KEMET Blue Powder *	UNITED STATES	CID002568
Tantalum	King-Tan Tantalum Industry Ltd. *	CHINA	CID000973
Tantalum	LSM Brasil S.A. *	BRAZIL	CID001076
Tantalum	Metallurgical Products India Pvt., Ltd. *	INDIA	CID001163
Tantalum	Mineração Taboca S.A. *	BRAZIL	CID001175
Tantalum	Mitsui Mining & Smelting *	JAPAN	CID001192
Tantalum	Molycorp Silmet A.S. *	ESTONIA	CID001200
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd. *	CHINA	CID001277
Tantalum	Plansee SE Liezen *	AUSTRIA	CID002540
Tantalum	Plansee SE Reutte *	AUSTRIA	CID002556
Tantalum	QuantumClean *	UNITED STATES	CID001508
Tantalum	RFH Tantalum Smeltry Co., Ltd. *	CHINA	CID001522
Tantalum	Solikamsk Magnesium Works OAO *	RUSSIAN FEDERATION	CID001769
Tantalum	Taki Chemicals *	JAPAN	CID001869
Tantalum	Telex Metals *	UNITED STATES	CID001891
Tantalum	Tranzact, Inc. *	UNITED STATES	CID002571
Tantalum	Ulba Metallurgical Plant JSC *	KAZAKHSTAN	CID001969
Tantalum	XinXing HaoRong Electronic Material Co., Ltd. *	CHINA	CID002508
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd. *	CHINA	CID002307
Tantalum	Zhuzhou Cemented Carbide *	CHINA	CID002232
Tin	Alpha *	UNITED STATES	CID000292
Tin	An Vinh Joint Stock Mineral Processing Company +	VIET NAM	CID002703
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd. +	CHINA	CID002158
Tin	China Tin Group Co., Ltd. *	CHINA	CID001070
Tin	Cooperativa Metalurgica de Rondônia Ltda. *	BRAZIL	CID000295
Tin	CV Ayi Jaya *	INDONESIA	CID002570
Tin	CV Gita Pesona *	INDONESIA	CID000306
Tin	CV Serumpun Sebalai *	INDONESIA	CID000313
Tin	CV United Smelting *	INDONESIA	CID000315
Tin	Dowa *	JAPAN	CID000402
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company +	VIET NAM	CID002572

Tin	Elmet S.L.U. (Metallo Group) *	SPAIN	CID002774
Tin	EM Vinto *	BOLIVIA	CID000438
Tin	Estanho de Rondônia S.A.	BRAZIL	CID000448
Tin	Feinhütte Halsbrücke GmbH +	GERMANY	CID000466
Tin	Fenix Metals *	POLAND	CID000468
Tin	Gejiu Kai Meng Industry and Trade LLC +	CHINA	CID000942
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd. *	CHINA	CID000538
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	CID000555
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	CID000278
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	CID000760
Tin	Jiangxi Ketai Advanced Material Co., Ltd. *	CHINA	CID000244
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA	CID001231
Tin	Linwu Xianggui Ore Smelting Co., Ltd.	CHINA	CID001063
Tin	Magnu's Minerais Metais e Ligas Ltda. *	BRAZIL	CID002468
Tin	Malaysia Smelting Corporation (MSC) *	MALAYSIA	CID001105
Tin	Melt Metais e Ligas S/A *	BRAZIL	CID002500
Tin	Metallic Resources, Inc. *	UNITED STATES	CID001142
Tin	Metallo-Chimique N.V. *	BELGIUM	CID002773
Tin	Mineração Taboca S.A. *	BRAZIL	CID001173
Tin	Minsur *	PERU	CID001182
Tin	O.M. Manufacturing (Thailand) Co., Ltd. *	THAILAND	CID001314
Tin	O.M. Manufacturing Philippines, Inc. *	PHILIPPINES	CID002517
Tin	Operaciones Metalurgical S.A. *	BOLIVIA	CID001337
Tin	Phoenix Metal Ltd. +	RWANDA	CID002507
Tin	PT Alam Lestari Kencana	INDONESIA	CID001393
Tin	PT Aries Kencana Sejahtera *	INDONESIA	CID000309
Tin	PT Artha Cipta Langgeng *	INDONESIA	CID001399
Tin	PT ATD Makmur Mandiri Jaya *	INDONESIA	CID002503
Tin	PT Babel Inti Perkasa *	INDONESIA	CID001402
Tin	PT Bangka Kudai Tin	INDONESIA	CID001409
Tin	PT Bangka Prima Tin *	INDONESIA	CID002776
Tin	PT Bangka Timah Utama Sejahtera	INDONESIA	CID001416
Tin	PT Bangka Tin Industry *	INDONESIA	CID001419
Tin	PT Belitung Industri Sejahtera *	INDONESIA	CID001421
Tin	PT BilliTin Makmur Lestari *	INDONESIA	CID001424
Tin	PT Bukit Timah *	INDONESIA	CID001428
Tin	PT Cipta Persada Mulia *	INDONESIA	CID002696
Tin	PT DS Jaya Abadi *	INDONESIA	CID001434
Tin	PT Eunindo Usaha Mandiri *	INDONESIA	CID001438
Tin	PT Fang Di MulTindo	INDONESIA	CID001442
Tin	PT Inti Stania Prima *	INDONESIA	CID002530
Tin	PT JusTindo *	INDONESIA	CID000307
Tin	PT Karimun Mining +	INDONESIA	CID001448
Tin	PT Mitra Stania Prima *	INDONESIA	CID001453
Tin	PT Panca Mega Persada *	INDONESIA	CID001457
Tin	PT Pelat Timah Nusantara Tbk	INDONESIA	CID001486
Tin	PT Prima Timah Utama *	INDONESIA	CID001458
Tin	PT Refined Bangka Tin *	INDONESIA	CID001460
Tin	PT Sariwiguna Binasentosa *	INDONESIA	CID001463
Tin	PT Seirama Tin Investment	INDONESIA	CID001466

Tin	PT Stanindo Inti Perkasa *	INDONESIA	CID001468
Tin	PT Sumber Jaya Indah *	INDONESIA	CID001471
Tin	PT Timah (Persero) Tbk Kundur *	INDONESIA	CID001477
Tin	PT Timah (Persero) Tbk Mentok *	INDONESIA	CID001482
Tin	PT Tinindo Inter Nusa *	INDONESIA	CID001490
Tin	PT Wahana Perkit Jaya *	INDONESIA	CID002479
Tin	Resind Indústria e Comércio Ltda *	BRAZIL	CID002706
Tin	Rui Da Hung *	TAIWAN	CID001539
Tin	Soft Metais Ltda. *	BRAZIL	CID001758
Tin	Thaisarco	THAILAND	CID001898
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company +	VIET NAM	CID002574
Tin	VQB Mineral and Trading Group JSC *	VIET NAM	CID002015
Tin	White Solder Metalurgia e Mineração Ltda. *	BRAZIL	CID002036
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CID001908
Tin	Yunnan Tin Group (Holding) Company Limited *	CHINA	CID002180
Tungsten	A.L.M.T. TUNGSTEN Corp. *	JAPAN	CID000004
Tungsten	Asia Tungsten Products Vietnam Ltd. *	VIET NAM	CID002502
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd. *	CHINA	CID002513
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd. *	CHINA	CID000258
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd. +	CHINA	CID002518
Tungsten	Dayu Weiliang Tungsten Co., Ltd. +	CHINA	CID000345
Tungsten	Fujian Jinxin Tungsten Co., Ltd. *	CHINA	CID000499
Tungsten	Ganxian Shirui New Material Co., Ltd.	CHINA	CID002531
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd. *	CHINA	CID000875
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd. *	CHINA	CID002315
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd. +	CHINA	CID000868
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd. *	CHINA	CID002494
Tungsten	Ganzhou Yatai Tungsten Co., Ltd. *	CHINA	CID002536
Tungsten	Global Tungsten & Powders Corp. *	UNITED STATES	CID000568
Tungsten	Guangdong Xianglu Tungsten Co., Ltd. *	CHINA	CID000218
Tungsten	H.C. Starck GmbH *	GERMANY	CID002541
Tungsten	H.C. Starck Smelting GmbH & Co.KG *	GERMANY	CID002542
Tungsten	Hunan Chenzhou Mining Co., Ltd. *	CHINA	CID000766
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji +	CHINA	CID002579
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin +	CHINA	CID002578
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd. *	CHINA	CID000769
Tungsten	Hydrometallurg, JSC *	RUSSIAN FEDERATION	CID002649
Tungsten	Japan New Metals Co., Ltd. *	JAPAN	CID000825
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd. +	CHINA	CID002551
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd. *	CHINA	CID002321
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	CID002313
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd. +	CHINA	CID002318
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd. +	CHINA	CID002317
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd. *	CHINA	CID002535
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd. +	CHINA	CID002316
Tungsten	Kennametal Fallon +	UNITED STATES	CID000966
Tungsten	Kennametal Huntsville *	UNITED STATES	CID000105
Tungsten	Malipo Haiyu Tungsten Co., Ltd. *	CHINA	CID002319
Tungsten	Niagara Refining LLC *	UNITED STATES	CID002589
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC *	VIET NAM	CID002543

Tungsten	Pobedit, JSC +	RUSSIAN FEDERATION	CID002532
Tungsten	Sanher Tungsten Vietnam Co., Ltd. +	VIET NAM	CID002538
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd. *	VIET NAM	CID001889
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd. *	VIET NAM	CID002011
Tungsten	Wolfram Bergbau und Hütten AG *	AUSTRIA	CID002044
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd. *	CHINA	CID002320
Tungsten	Xiamen Tungsten Co., Ltd. *	CHINA	CID002082
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	CID002095
______________________________________________________________________________________________________

Notes to the above table:

During the 2015 reporting period, Fidelity Printers and Refiners Ltd. (CID002515) (“Fidelity”) was identified by CFSI as an “Active” Gold Refiner as of March 18, 2016. It has come to our attention, through one of our customers that certain senior personnel of Fidelity had allegedly been charged in Nigeria with fraud. Accordingly, Nortek now considers Fidelity to be a “high risk smelter”. As of the date of filing of this CMR, we could not determine with any degree of confidence that any parts or components in any of our Covered Products came from Fidelity. Nor were we able to determine whether this refiner in fact is a source of our necessary conflict minerals and, if so, whether any of such minerals may have originated from the Covered Countries.

On August 24, 2015, CFSI updated its website (www.conflictfreesourcing.org). They have revised the Active Smelters list and have added the sub-category “Reaudit in Progress”. This category is defined as a smelter or refiner that is actively engaged in the reaudit process and has committed to complete a CFSP validation audit.

On June 24, 2015, based on its readuit, the CFSI Audit Review Committee made the determination to remove Yunnan Tin Company (CID002180) (“YTC”) from the CFSI Compliant list effective July 29 2015 due to non-compliance. This non-compliance was due to the fact that certain of YTC’s suppliers and related partners may not have been involved in the CFSI CFSP. The YTC has since been reinstated by CFSI and is undergoing the reaudit process. The purpose of this Note is to disclose that there may have been a “gap” during the reporting period (calendar year 2015) during which this supplier was not compliant with the relevant CFSP assessment protocols.